Exhibit 10.3C

TERCICA, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2004 STOCK PLAN)

Tercica, Inc. (the “Company”), pursuant to Section 8 of the Company’s 2004 Stock Plan (the “Plan”), hereby grants to Participant a Restricted Stock Unit Award covering the number of restricted stock units (the “Restricted Stock Units”) set forth below (the “Award”). This Award shall be evidenced by this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Award Agreement attached hereto (the “Agreement”). This Award is subject to all of the terms and conditions as set forth herein, the Agreement, and the Plan, each of which is attached hereto and incorporated herein in its entirety.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:
Payment for Shares:	Participant’s services to the Company

Vesting Schedule: The Restricted Stock Units shall vest in a series of four (4) successive equal annual installments on the dates that are the thirteenth (13th), twenty-fourth (24th), thirty-sixth (36th), and forty-eighth (48th) month anniversaries of the Date of Grant.

Delivery Schedule: Delivery of one Share for each Restricted Stock Unit which vests shall occur on the applicable vesting date, provided that delivery may be delayed as provided in Section 3 of the Agreement and pursuant to your Deferral Election Agreement, if any.

Deferral Election Agreement?    ☐  Yes    ☐  No

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, and the Plan. Participant further acknowledges that any Deferral Election Agreement must be completed and returned to the Company within thirty (30) days following the Date of Grant. Participant finally acknowledges that as of the Date of Grant, this Grant Notice, the Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Restricted Stock Units and the underlying Shares and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to Participant under the Plan.

TERCICA, INC.		PARTICIPANT

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Agreement, Deferral Election Agreement, and the Plan

TERCICA, INC.

2004 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Tercica, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award pursuant to the Company’s 2004 Stock Plan (the “Plan”), for the number of Restricted Stock Units as indicated in your Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Restricted Stock Unit shall represent the right to receive one (1) Share.

The details of your Award, in addition to those set forth in your Grant Notice, are as follows.

1. NUMBER OF RESTRICTED STOCK UNITS AND SHARES.

(a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator shall appropriately and proportionally adjust the total number of Restricted Stock Units and the class of securities issuable thereunder, and the number of Restricted Stock Units and the class of securities that vest on each vesting date pursuant to the Vesting Schedule set forth in your Grant Notice.

(b) Any additional Restricted Stock Units, Shares, cash or other property that becomes subject to this Award pursuant to this Section 1 shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Shares covered by your Award.

(c) Notwithstanding the provisions of this Section 1, no fractional Restricted Stock Units or rights for fractional Shares shall be created pursuant to this Section 1. The Administrator shall, in its discretion, determine an equivalent benefit for any fractional Restricted Stock Units or fractional shares that might be created by the adjustments referred to in this Section 1.

2. VESTING. The Restricted Stock Units shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice and the Plan, provided that vesting shall cease upon the termination of your status as a Service Provider.

3. DELIVERY OF SHARES.

(a) The form of any delivery of Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(b) If you have not completed, signed and returned a Deferral Election Agreement to the Company within thirty (30) calendar days following the Date of Grant specified in your Grant Notice, the following provisions shall govern the delivery of the Shares:

(i) Subject to the provisions of this Agreement and the Plan, in the event one or more Restricted Stock Units vests, the Company shall deliver to you one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date. However, if an applicable vesting date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(ii) In the event of a Change in Control, this Award will be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control does not assume or substitute for this Award, the Restricted Stock Units will vest in full subject to the consummation of such Change in Control, and be delivered to you no event later than March 15th following the year of the consummation of the Change in Control. For purposes of this Section 3(b)(ii), this Award will be considered assumed if, following the Change in Control, this Award confers the right to receive, for each Share subject to this Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of this Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(iii) Notwithstanding the foregoing, in the event that you are subject to the Company’s Insider Trading Policy and any shares covered by your Award are scheduled to be delivered on a day (the “Original Delivery Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Delivery Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you but in no event later than March 15th following the year of the Original Delivery Date.

(c) If you have completed, signed and returned a Deferral Election Agreement to the Company within thirty (30) calendar days following the Date of Grant specified in your Grant Notice, the following provisions shall govern the delivery of the Shares:

(i) Subject to the provisions of this Agreement and the Plan, in the event one or more Restricted Stock Units vests, the Company shall deliver to you one (1) Share for each Restricted Stock Unit that vests on the date selected in your Deferral Election Agreement. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

2.

(ii) In the event of a Change in Control, this Award will be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event of a Change in Control that also qualifies as a Change in Control Transaction and the successor corporation in such transaction does not assume or substitute for this Award, the Restricted Stock Units will vest in full subject to the consummation of such Change in Control Transaction and be delivered to you no later than sixty (60) days following the date of the consummation of such Change in Control Transaction. In the event of a Change in Control that does not also qualify as a Change in Control Transaction and the successor in such transaction does not assume or substitute for this Award, the Restricted Stock Units will not accelerate in connection with such transaction. For purposes of this Section 3(c)(ii), this Award will be considered assumed if, following the Change in Control Transaction, this Award confers the right to receive, for each Share subject to this Award immediately prior to the Change in Control Transaction, the consideration (whether stock, cash, or other securities or property) received in the Change in Control Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of this Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control Transaction.

(iii) Notwithstanding the foregoing, in the event that you are subject to the Company’s Insider Trading Policy and any shares covered by your Award are scheduled to be delivered on a day (the “Original Delivery Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Delivery Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you but in no event later than sixty (60) days following the Original Delivery Date.

(iv) Notwithstanding the foregoing, if (i) Restricted Stock Units are scheduled to be delivered to you due to your Separation from Service, and (ii) you are a “specified employee” of the Company, any Parent, or any Subsidiary (or any successor entity thereto) within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of your Separation from Service, then the delivery of any shares covered to your Award shall instead occur on the earlier of: (x) the date that is six (6) months after the date of the Separation from Service, or (y) the date of your death.

4. PAYMENT BY YOU. This Award was granted in consideration of your past services for the Company. Subject to Section 10 below, except as otherwise provided in your Grant Notice, you will not be required to make any payment to the Company (other than your services for the Company) with respect to your receipt of this Award, vesting of the Restricted Stock Units, or the delivery of the Shares underlying the Restricted Stock Units.

3.

5. SECURITIES LAW COMPLIANCE. You may not be issued any Shares under your Award unless either (i) the Shares are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing this Award, and you shall not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6. RESTRICTIVE LEGENDS. The Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

7. TRANSFER RESTRICTIONS. Prior to the time that Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, a Parent, or a Subsidiary, or on the part of the Company, a Parent, or a Subsidiary to continue such service. In addition, nothing in your Award shall obligate the Company or any Parent or Subsidiary, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee, Director, or Consultant.

9. UNSECURED OBLIGATION. As of the Date of Grant specified in your Grant Notice, the Company will credit to a bookkeeping account maintained by the Company for your benefit, the number of Shares subject to this Award. Your Award is unfunded, and even as to any Restricted Stock Units which vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares acquired pursuant to this Agreement until such Shares are issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Shares so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. WITHHOLDING OBLIGATIONS.

(a) On or before the time you vest in your Restricted Stock Units or receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from payroll, other amounts payable to you, and any Shares issuable to you, or you otherwise agree to make adequate provision in cash or check for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, a Parent, or a Subsidiary which arise in connection with your Award.

4.

(b) Unless the tax withholding obligations of the Company, a Parent, or a Subsidiary are satisfied, the Company shall have no obligation to deliver to you any Shares.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11. AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of this Award which has not been delivered to you in Shares pursuant to Section 3.

12. ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

5.

13. NOTICES. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to you shall be in writing and addressed to your address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon you, the Company, and all other interested persons. No member of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

16. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company, a Parent, or a Subsidiary except as such plans otherwise expressly provide. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company, a Parent, or a Subsidiary.

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

18. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a prospectus providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

6.

20. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

(a) “Change in Control Transaction” shall mean either of the following:

(i) The acquisition, by a person or persons acting as a group, of the stock of the Company that, together with other stock held by such person or group, constitutes eighty percent (80%) or more of the total fair market value or total voting power of the Company; provided, however, (i) if a person or persons acting as a group is considered to own eighty percent (80%) or more of the total voting power of the Company as of the Date of Grant specified in your Grant Notice, the acquisition of additional stock by the same person or persons shall not constitute a Change in Control Transaction; (ii) an increase in the percentage of stock owned by a person or persons acting as a group as a result of a transaction in which the Company acquires its own stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section; (iii) such acquired stock of the Company remains outstanding after the transaction; and (iv) for purposes of this Section, “persons acting as a group” shall be determined by reference to Treas. Reg. Section 1.409A-3(i)(5)(v)(B).

(ii) The acquisition, within a twelve (12)-month period ending on the date of the most recent acquisition, by a person or persons acting as a group, of the Company’s assets having a total gross fair market value (determined without regard to any liabilities associated with such assets) of sixty-seven percent (67%) or more of the total gross fair market value of all of the assets of the Company (determined without regard to any liabilities associated with such assets) immediately prior to such acquisition or acquisitions; provided, however, that a Change in Control Transaction shall not occur (i) upon a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; (ii) if such assets are transferred to a stockholder of the Company immediately before the asset transfer in exchange for Company stock; (iii) if such assets are transferred to an entity of which fifty percent (50%) or more of the total value or voting power is owned, directly or indirectly, by the Company (as determined immediately after the transfer of such assets); (iv) if such assets are transferred to a person or persons acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company (as determined immediately after the transfer of such assets); or (v) if such assets are transferred to an entity of which at least fifty percent (50%) of the total value or voting power is owned, directly or indirectly, by a person described in foregoing clause (iv) (as determined immediately after the transfer of such assets); provided, further, that for purposes of this Section, “persons acting as a group” shall be determined by reference to Treas. Reg. Section 1.409A-3(i)(5)(vii)(C).

(b) “Separation from Service” shall mean your “separation from service” with the Company within the meaning of Treas. Reg. Section 1.409A-1(h).

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

7.

TERCICA, INC.

2004 STOCK PLAN

RESTRICTED STOCK UNIT

DEFERRAL ELECTION AGREEMENT

If you wish to defer the delivery date of shares of Common Stock under your Award of Restricted Stock Units, please complete this Deferral Election Agreement and return a signed copy to the Company representative identified on the Grant Notice no later than thirty (30) calendar days following the Date of Grant specified in the Grant Notice.

Defined terms not explicitly defined in this Deferral Election Agreement but defined in the 2004 Stock Plan (the “Plan”) or your Restricted Stock Unit Award Agreement (the “Agreement”) shall have the same definitions as in such documents.

Name:

Employee Number /SS #:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

INSTRUCTIONS

In making this election, the following rules apply:

•

You may elect a Settlement Date that occurs after the date of vesting of your entire Award to receive the shares of vested Common Stock underlying your Award. The “Settlement Date” will be the latest of (i) the fourth anniversary of the Date of Grant specified in the Grant Notice; (ii) twenty-eight (28) days following your Separation from Service; or (iii) the effectiveness of certain change in control transactions in which the successor corporation does not assume for your Award.

•	If a scheduled Settlement Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

•	In the absence of your completion of this Deferral Election Agreement, such shares will be issued to you on the vesting dates of your Award, subject to Section 3(b) of your Agreement.

•

Notwithstanding the foregoing, as described in Section 3(c) of your Agreement, the distribution of such shares, even if you make a deferral election using this Deferral Election Agreement, may be delayed if the Company determines that your sale of the shares on such date would violate the Company’s Insider Trading Policy.

•

In addition, the distribution of such shares may be delayed for six (6) months after your Separation from Service if such Separation from Service is the event causing such issuance and you are a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.

•	This Deferral Election Agreement is irrevocable.

DEFERRAL ELECTION

I hereby irrevocably elect to defer receipt of all shares of the Common Stock associated with the above-referenced Award until the earliest of the following:

(i) the fourth anniversary of the Date of Grant specified in the Grant Notice;

(ii) twenty-eight (28) days following your Separation from Service; or

(iii) the effectiveness of a Change in Control that also qualifies as a Change in Control Transaction in which the successor corporation in such transaction does not assume or substitute for the Award.

TIME OF ISSUANCE

The shares of Common Stock you are entitled to receive on the Settlement Date specified in this Deferral Election Agreement will be transferred to you on or as soon as administratively practicable after such Settlement Date, subject to Section 3 of the Agreement.

TERMS AND CONDITIONS

By signing this form, you hereby acknowledge your understanding and acceptance of the following:

l.	Withholding. The Company shall have the right to deduct from all deferrals or payments hereunder, any federal, state, or local tax required by law to be withheld, if applicable.

2.	Nonassignable. Your rights and interests under this Deferral Election Agreement may not be assigned, pledged, or transferred other than as provided in the Agreement.

3.	Termination of this Agreement. The Company reserves the right to terminate this Deferral Election Agreement at any time. In such case, Common Stock granted to you pursuant to your Agreement may be issued to you immediately, only to the extent permitted by Section 409A of the Code and the regulations and other guidance promulgated thereunder.

4.	Definition of Separation from Service. As used in this Deferral Election Agreement, the term “Separation from Service” shall have the meaning contained in Treas. Reg. Section 1.409A-1(h).

5.	Definition of Change in Control. As used in this Deferral Election Agreement, the term “Change in Control” shall have the meaning contained in the Plan.

6.	Definition of Change in Control Transaction. As used in this Deferral Election Agreement, the term “Change in Control Transaction” shall have the meaning contained in the Agreement.

2.

By executing this Deferral Election Agreement, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth above.

TERCICA, INC.		PARTICIPANT

By:
	Signature		Signature

Title:		Date:

Date:

3.

TERCICA, INC.

2004 STOCK PLAN